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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (File Numbers 333-43662, 333-40388 and 333-94607) and on Forms S-8 (File Numbers 333-78385 and 333-78387) of FORTEL Inc. of our report dated November 7, 2001, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
San Jose, California

January 25, 2002

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  EXHIBIT 23.1